Exhibit 99.1

Celcuity Reports Fourth Quarter and Full Year 2019 Financial Results

Minneapolis, Minnesota—March 12, 2020—Celcuity Inc. (Nasdaq: CELC), a functional cellular analysis company that is developing companion diagnostic tests designed to expand the eligible patient populations for targeted therapies, announced financial results for the fourth quarter and year ended December 31, 2019.

Unless otherwise stated, all comparisons are for the fourth quarter and year ended December 31, 2019, compared to the fourth quarter and year ended December 31, 2018.

Celcuity reported a net loss of $1.81 million, or $0.18 per share, for the fourth quarter of 2019, compared to a net loss of $1.83 million, or $0.18 per share, for the fourth quarter of 2018. Net loss for fiscal year 2019 was $7.36 million, or $0.72 per share, compared to $7.48 million, or $0.74 per share, for fiscal year 2018. Non-GAAP adjusted net loss was $1.45 million, or $0.14 per share, for the fourth quarter of 2019, compared to non-GAAP adjusted net loss of $1.57 million, or $0.15 per share, for the fourth quarter of 2018. Non-GAAP adjusted net loss for fiscal year 2019 was $6.32 million, or $0.62 per share, compared to non-GAAP adjusted net loss of $6.31 million, or $0.62 per share, for fiscal year 2018. Non-GAAP adjusted net loss excludes stock-based compensation expense. Because this item has no impact on Celcuity’s cash position, management believes non-GAAP adjusted net loss better enables Celcuity to focus on cash used in operations. For a reconciliation of financial measures calculated in accordance with generally accepted accounting principles in the United States (GAAP) to non-GAAP financial measures, please see the financial tables at the end of this release.

Net cash used in operating activities for the fourth quarter of 2019 was $1.70 million. At December 31, 2019, Celcuity had cash and cash equivalents of $18.7 million, compared to cash, cash equivalents and investments of $24.9 million at December 31, 2018.

“We made significant progress advancing our CELsignia (previously known as CELx) platform in the fourth quarter of 2019. In December, we presented results from pre-clinical studies for our new CELsignia PI3K Test at the San Antonio Breast Cancer Symposium,” said Brian Sullivan, Chairman and Chief Executive Officer of Celcuity. “The studies we presented demonstrate how the measurement of PI3K-involved signaling initiated by G-protein-couple receptors (GPCRs) using our CELsignia platform may provide a more sensitive and specific method than PIK3-mutational status to identify patients most likely to benefit from PI3K inhibitors. We have already begun discussions with leading cancer centers to design clinical trials that would evaluate PI3K targeted therapies in HER2-negative breast cancer patients the CELsignia PI3K Test identifies.

“This is our third CELsignia test for breast cancer. Each of our three tests offers a potential opportunity for pharmaceutical companies to expand the number of patients eligible for their targeted therapies. The patients diagnosed by our CELsignia tests are patients current molecular tests cannot identify. Celcuity now has the potential to identify dysregulated signaling activity undiagnosable by molecular tests in up to one in three HER2-negative breast cancer patients.

“We are also continuing our efforts to develop additional tests for breast cancer patients. The development of our fourth test for breast cancer also advanced during the quarter. We hope to complete the pre-clinical studies for this new test in 2020.

“Our long-term goal at Celcuity is to offer CELsignia tests for a range of solid tumor types, in addition to our current ones for breast cancer. Our breast cancer research has given us valuable insights into another cancer that uniquely afflicts women – ovarian cancer. We are pleased to announce that, we will report pre-clinical study results for our first CELsignia test for ovarian cancer at the 2020 Annual Meeting of the American Association for Cancer Research. This new test will identify a new sub-group of ovarian cancer patients with tumors that have undiagnosed hyperactive oncogenic signaling activity. Nearly 15,000 women a year die from ovarian cancer, a disease that has less than a 50% five-year survival rate and a limited range of targeted therapy options. There is thus a significant unmet need for additional therapeutic options for ovarian cancer patients. As a companion diagnostic, our CELsignia test for ovarian cancer will be intended to help pharmaceutical companies obtain new drug indications and expand treatment options for this challenging tumor type. We would expect to initiate discussions with pharmaceutical companies about collaborating on clinical trials later in 2020.

“Our efforts to finalize several clinical trial collaborations with pharmaceutical companies and clinical sponsors continued to progress. Our goal is to evaluate the efficacy of targeted therapies in breast cancer patients identified by our CELsignia tests. We remain very confident that we will close several collaborations this year. Since the collaborations we are pursuing involve Celcuity, the clinical sponsor, and in some cases two pharmaceutical companies, significant time is required to finalize the related agreements between the three or four parties.

“In conjunction with our efforts to collaborate with pharmaceutical companies to field clinical trials, we have expanded our Scientific Advisory Board, or SAB. We are pleased to announce that several nationally recognized medical oncologists have joined our SAB over the past few months. Our new SAB members include: Ben Park, MD, PhD, co-leader of the Breast Cancer Research Program and Director of Precision Oncology at Vanderbilt University Medical Center; Filip Janku, MD, PhD, Medical Director of the Clinical and Translational Research Center at MD Anderson Cancer Center; and Bora Lim, MD, Assistant Professor, MD Anderson Cancer Center. We are excited about the opportunities to gain their insights as well as to potentially collaborate with them on future clinical trials.

“NSABP has largely completed the addition of new clinical sites to the FACT 1 trial. We now have 27 activated sites participating. The FACT 1 trial is evaluating the safety and efficacy of Genentech’s anti-HER2 targeted therapies, Herceptin® and Perjeta®, and chemotherapy, in early stage breast cancer patients selected with Celcuity’s CELsignia HSF Test. We expected that these new sites would immediately increase the enrollment rate for the trial. To date, however, these new sites have not yet impacted enrollment rate as we expected. Given the slower than expected enrollment from these sites, we now expect interim results will be available from this trial in early-to-mid-2021 and final results approximately nine months later.

“The FACT 2 clinical trial that is evaluating the safety and efficacy of Puma Biotechnology’s pan-HER inhibitor, Nerlynx®, and chemotherapy, in early state breast cancer patients selected with Celcuity’s CELsignia HSF Test is progressing. We expect interim results from this trial in mid-2021 and final results approximately 9-12 months later. The trial with NSABP and Puma Biotechnology, Inc. to evaluate tissue samples from a Phase II study evaluating Puma Biotechnology’s pan-HER inhibitor, Nerlynx, Genentech’s HER2 antibody, Herceptin, and Bristol-Myers Squibb’s EGFR inhibitor, Erbitux®, in metastatic colorectal cancer patients also continues to progress.”

Operating Expenses
Total operating expenses were $1.90 million for the fourth quarter of 2019, compared to $1.95 million for the fourth quarter of 2018. Operating expenses for the fiscal year 2019 were $7.81 million, compared to $7.93 million for the fiscal year 2018.

Research and Development Expenses:
Research and development (R&D) expenses were $1.50 million for the fourth quarter of 2019, compared to $1.63 million for the fourth quarter of 2018. R&D expenses for fiscal year 2019 were $6.27 million, compared to $6.33 million for fiscal year 2018. The approximately $0.06 million decrease during fiscal year 2019, compared to fiscal year 2018, resulted primarily from a $0.31 million decrease in compensation expense, primarily in payroll taxes resulting from utilization of research and development tax credits as authorized by the Path Act and a decrease of $0.16 million in non-cash stock-based compensation. This decrease was offset by a $0.41 million increase in clinical validation and laboratory studies, legal expenses related to patent costs and operational and business development activities.

General and Administrative Expenses:
General and administrative (G&A) expenses were $0.40 million for the fourth quarter of 2019, compared to $0.32 million for the fourth quarter of 2018. G&A expenses for fiscal year 2019 were $1.54 million, compared to $1.61 million for fiscal year 2018. The approximately $0.07 million decrease during fiscal year 2019, compared to fiscal year 2018, primarily resulted from a decrease in professional fees associated with being a public company.

Conference Call
Management will host a teleconference call at 4:30 PM Eastern Time today to discuss the results. Anyone interested in participating should dial 1-877-876-9173 referencing confirmation code “Celcuity.” Participants are asked to dial in 5 to 10 minutes prior to the start of the call and inform the operator you would like to join the “Celcuity Conference Call.”

About Celcuity
We are a functional cellular analysis company that is developing companion diagnostic tests designed to expand the eligible patient populations for targeted therapies by discovering new cancer sub-types molecular-based approaches cannot detect.  Our proprietary CELsignia diagnostic platform is currently the only commercially ready technology that we are aware of that uses a patient’s living tumor cells to identify the cellular activity that may be driving a patient’s cancer. Celcuity is headquartered in Minneapolis, MN. Further information about Celcuity can be found at www.celcuity.com.

Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements.” In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends” or “continue,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Forward looking statements in this release include, without limitation, expectations with respect to commercializing diagnostic tests, the use of cash, the discovery of additional cancer sub-types, the development of additional CELsignia tests, the uses and breadth of application of CELsignia tests, whether alone or in collaboration with other tests, collaboration with pharmaceutical companies and the outcomes of such collaboration, the outcome of the FACT 1 clinical trial with NSABP Foundation and Genentech, the outcome of the FACT 2 clinical trial with Puma Biotechnology and the West Cancer Center, the outcome of the clinical trial Puma Biotechnology and NSABP Foundation are fielding and for which Celcuity is providing services, clinical trial site approval activities and the timing of such activities, clinical trial patient enrollment and timing of results, anticipated benefits that Celcuity’s tests may provide to pharmaceutical companies and to the clinical outcomes of cancer patients and plans to expand research and development and operational processes. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Celcuity, which include, but are not limited to, those set forth in the Risk Factors section in Celcuity’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on March 1, 2019. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Celcuity undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Celcuity Inc.
Brian Sullivan, bsullivan@celcuity.com
Vicky Hahne, vhahne@celcuity.com
763-392-0123

Celcuity Inc.
Balance Sheets

	December 31, 2019	December 31, 2018

Assets
Current Assets:
Cash and cash equivalents	$18,735,002	$15,944,609
Investments	-	8,952,907
Deposits	22,009	22,009
Deferred transaction costs	28,743	28,743
Payroll tax receivable	190,000	-
Prepaid assets	274,600	269,940
Total current assets	19,250,354	25,218,208

Property and equipment, net	833,463	813,613
Operating lease right-of-use assets	196,983	-
Total Assets	$20,280,800	$26,031,821

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$142,773	$119,811
Finance lease liabilities	5,769	5,730
Operating lease liabilities	178,466	-
Accrued expenses	584,319	536,791
Total current liabilities	911,327	662,332
Finance lease liabilities	14,109	19,878
Operating lease liabilities	57,793	-
Total Liabilities	983,229	682,210
Total Stockholders' Equity	19,297,571	25,349,611
Total Liabilities and Stockholders' Equity	$20,280,800	$26,031,821

Celcuity Inc.
Statements of Operations

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018

Operating expenses:

Research and development	$1,497,023	$1,634,746	$6,269,308	$6,325,995
General and administrative	400,742	316,460	1,535,993	1,606,543
Total operating expenses	1,897,765	1,951,206	7,805,301	7,932,538
Loss from operations	(1,897,765)	(1,951,206)	(7,805,301)	(7,932,538)

Other income (expense)
Interest expense	(36)	(46)	(159)	(111)
Interest income	88,776	122,951	446,096	448,834
Gain on sale of fixed assets	-	3,000	-	3,000
Other income (expense), net	88,740	125,905	445,937	451,723
Net loss before income taxes	(1,809,025)	(1,825,301)	(7,359,364)	(7,480,815)
Income tax benefits	-	-	-	-
Net loss	$(1,809,025)	$(1,825,301)	$(7,359,364)	$(7,480,815)

Net loss per share, basic and diluted	$(0.18)	$(0.18)	$(0.72)	$(0.74)

Weighted average common shares outstanding, basic and diluted	10,251,555	10,162,690	10,226,041	10,124,544

Cautionary Statement Regarding Non-GAAP Financial Measures

This news release contains references to non-GAAP adjusted net loss and non-GAAP adjusted net loss per share. Management believes these non-GAAP financial measures are useful supplemental measures for planning, monitoring, and evaluating operational performance as they exclude stock-based compensation expense from net loss and net loss per share. Management excludes this item because it does not impact Celcuity’s cash position, which management believes better enables Celcuity to focus on cash used in operations. However, non-GAAP adjusted net loss and non-GAAP adjusted net loss per share are not recognized measures under GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, non-GAAP adjusted net loss and non-GAAP adjusted net loss per share may not be comparable to similar measures presented by other companies. Investors are cautioned that non-GAAP adjusted net loss and non-GAAP adjusted net loss per share should not be construed as alternatives to net loss, net loss per share or other statements of operations data (which are determined in accordance with GAAP) as an indicator of Celcuity’s performance or as a measure of liquidity and cash flows. Management’s method of calculating non-GAAP adjusted net loss and non-GAAP adjusted net loss per share may differ materially from the method used by other companies and accordingly, may not be comparable to similarly titled measures used by other companies.

Celcuity Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss and
GAAP Net Loss Per Share to Non-GAAP Adjusted Net Loss Per Share

	Three Months EndedDecember 31,		Years EndedDecember 31,
	2019	2018	2019	2018

GAAP net loss	$(1,809,025)	$(1,825,301)	$(7,359,364)	$(7,480,815)
Adjustments:
Stock-based compensation
Research and development	202,403	172,183	567,305	727,216(1)
General and administrative	158,452	83,394	473,684	441,400(2)
Non-GAAP adjusted net loss	$(1,448,170)	$(1,569,724)	$(6,318,375)	$(6,312,199)

GAAP net loss per share - basic and diluted	$(0.18)	$(0.18)	$(0.72)	$(0.74)
Adjustment to net loss (as detailed above)	0.04	0.03	0.10	0.12
Non-GAAP adjusted net loss per share	$(0.14)	$(0.15)	$(0.62)	$(0.62)

Weighted average common shares outstanding, basic and diluted	10,251,555	10,162,690	10,226,041	10,124,544

(1)
To reflect a non-cash charge to operating expense for Research and Development stock-based compensation.
(2)
To reflect a non-cash charge to operating expense for General and Administrative stock-based compensation.